Exhibit 99.1

Robert Martinez Joins Timberline Board of Directors

January 26, 2010 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) is pleased to announce that Robert Martinez has joined its Board of Directors, effective January 22, 2010.  Mr. Martinez has over 35 years of experience in the mining and exploration industry, including sixteen years in senior management positions at NYSE-listed Coeur d’Alene Mines Corporation.

Paul Dircksen, Timberline’s Executive Chairman, commented, “Bob Martinez brings a broad range of development and production experience and an extensive knowledge of global mining and milling operations to our Board.  We look forward to Bob’s guidance and input as we advance our Butte Highlands Gold Project toward production and as we evaluate other similar opportunities.”

Mr. Martinez has served on the Board of Directors of Metallica Resources Inc. and Zacoro Metals and has been self-employed as an operations and management consultant for the last 5 years.  Previously, Mr. Martinez was the President and Chief Operating Officer of Coeur d’Alene Mines where he was responsible for global operations in North and South America, Australia, and New Zealand.  Prior to that, he served as General Manager at two mines in Nevada and Mill Foreman and Metallurgical Engineer for Phelps-Dodge and AMAX.  Mr. Martinez holds a Bachelor of Science degree in metallurgical engineering from the University of Arizona and has participated in executive management programs at Western New Mexico University and the Tuck School at Dartmouth College.

More company information and updated photos from the Butte Highlands Gold Project may be viewed on the Timberline web site at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  an underground mine with upcoming gold production, exploration, and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project where development commenced in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859